Exhibit 99.1

Intuitive Expands Investment and Footprint in Europe
Company begins direct operations in Italy, Spain, Portugal, Malta, San Marino, and associated territories
SUNNYVALE, Calif., March 2, 2026 (GLOBE NEWSWIRE) -- Intuitive (NASDAQ:ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced the completion of its acquisition of the da Vinci and Ion distribution business operated by ab medica, Abex, Excelencia Robótica, and their affiliates.
The completion marks the formal expansion of Intuitive’s direct operations in Europe, enabling the company to support customers in a more agile and integrated way, and bring minimally invasive care to more patients across Italy, Spain, Portugal, Malta, San Marino and associated territories.
“Today marks an important step in our commitment to expanding access to proven, safe and effective minimally invasive care to more patients across Europe,” said Intuitive chief executive officer Dave Rosa. “Our direct presence means we are better positioned to meet the needs of our customers in these geographies as we drive forward our shared goals of improving patient outcomes, improving patient and care team experience, increasing access to minimally invasive care, and lowering the total cost of care.”
The da Vinci and Ion business of ab medica, Abex, and Excelencia Robótica is now wholly owned by Intuitive, and business operations are integrated into Intuitive’s European commercial and marketing organization, led by Senior Vice President and General Manager Dirk Barten.
“Intuitive is entering a new chapter, building on more than two decades of introducing and scaling access to our technology across Southern Europe,” said Barten. “We are excited to welcome approximately 250 employees to the Intuitive team as we commence our direct operations, and together continue driving innovation in service of patients, care teams, and healthcare professionals.”
There is a combined installed base of more than 470 da Vinci surgical systems in Italy, Spain and Portugal as of December 31, 2025. The Ion endoluminal system was recently launched in Italy and Spain.
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About Intuitive
Intuitive (NASDAQ:ISRG), headquartered in Sunnyvale, California, is a global leader in minimally invasive care and the pioneer of robotic-assisted surgery. Our technologies include the da Vinci surgical system and the Ion endoluminal system. By uniting advanced systems, progressive learning, and value-enhancing services, we help physicians and their teams optimize care delivery to support the best outcomes possible. At Intuitive, we envision a future of care that is less invasive and profoundly better, where disease is identified early and treated quickly, so that patients can get back to what matters most.
About da Vinci Surgical Systems
There are several models of the da Vinci surgical system. The da Vinci surgical systems are designed to help surgeons perform minimally invasive surgery and offer surgeons high-definition 3D vision, a magnified view, and robotic and computer assistance. They use specialized instrumentation, including a miniaturized surgical camera and wristed instruments (i.e., scissors, scalpels, and forceps) that are designed to help with precise dissection and reconstruction deep inside the body.
For more information, please visit the company’s website at www.intuitive.com.
Important Safety Information
For product intended use and/or indications for use, risks, cautions, and warnings and full prescribing information, visit https://manuals.intuitivesurgical.com/market. For summary of the risks associated with surgery and bronchoscopy refer to www.intuitive.com/safety.
Forward-Looking Statements
This press release contains forward-looking statements which relate to expectations concerning matters that are not historical facts. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “can,” “could,” “should,” “would,” “targeted,” “potential,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of Intuitive’s management and involve a number of risks and uncertainties that could cause actual results or impacts on its operations, financial performance, and business position to differ materially from those suggested by the forward-looking statements.
These forward-looking statements include, but are not limited to, statements related to integration of acquired companies, businesses, and assets, research and development of products and services, manufacturing and distribution of products, integration of products, obtaining of necessary regulatory approvals, technical and other performance of products and services, and making products and services available to more patients and health care professionals.
These forward-looking statements should be considered in light of various important factors and involve known and unknown risks, uncertainties, and other factors, which may cause the actual results, performance, or achievements of Intuitive, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include, among others, the risk that the anticipated benefits of the acquisition may not be fully realized or may take longer to realize than expected, difficulties in retaining key employees or maintaining relationships with customers, suppliers and other business partners of the acquired business, economic conditions in the geographic markets in which we operate, changes in governmental regulations, regulatory approval priorities, resources, and timelines, regulatory enforcement priorities, governmental investigations and civil litigation, and other factors discussed in Intuitive’s Annual Reports and other filings with relevant securities regulators.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in Intuitive’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by its other filings with the U.S. Securities and Exchange Commission. Intuitive’s actual results may differ materially and adversely from those expressed in any forward-looking statements, and it undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.
Media Contact
Megan Elliott, Intuitive
Media.inquiries@intusurg.com